Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-125694) pertaining to the Phillips-Van Heusen Corporation Associates Investment Plan for Residents of the Commonwealth of Puerto Rico of our report dated May 31, 2005, with respect to the financial statements of the Phillips-Van Heusen Corporation Associates Investment Plan for Associates who are residents of the Commonwealth of Puerto Rico included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/Ernst & Young LLP

June 22, 2005